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                                                                     EXHIBIT 3.1

                           SECOND AMENDED AND RESTATED

                           R.H. DONNELLEY CORPORATION

                                     BYLAWS

                                   ARTICLE I.

                                  STOCKHOLDERS

     SECTION 1. The annual meeting of the stockholders of the corporation for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date, and at such time and place within or without the State of Delaware as may be designated from time to time by the Board.

     SECTION 2. Special meetings of the stockholders may be held upon call of the Board, the Chairman of the Board or the President (and shall be called by the Chairman of the Board or the President at the request in writing of stockholders owning a majority of the outstanding shares of the corporation entitled to vote at the meeting) at such time and at such place within or without the State of Delaware, as may be fixed by the Board, the Chairman of the Board or the President or by the stockholders owning a majority of the outstanding shares of the corporation so entitled to vote, as the case may be, and as may be stated in the notice setting forth such call.

     SECTION 3. Except as otherwise provided by law, notice of the time, place and purpose or purposes of every meeting of stockholders shall be delivered personally or mailed not earlier than sixty, nor less than ten days previous thereto, to each stockholder of record entitled to vote at the meeting at such address as appears on the record of the corporation. Notice of any meeting of stockholders need not be given to any stockholder who shall waive notice thereof, before or after such meeting, in writing, or to any stockholder who shall attend such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 4. A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders. If there be no such quorum present in person or by proxy, the holders of a majority of such shares so present or represented may adjourn the meeting form time to time.

     SECTION 5. Meetings of the stockholders shall be presided over by the Chairman of the Board or, if such officer is not present, by the President or a Vice President or, if no such officer is present, by a chairman to be chosen at the meeting. The Secretary of the corporation or, in such officer's absence, an Assistant Secretary shall act as secretary of the meeting. If neither the Secretary nor an Assistant Secretary is present, the chairman shall appoint a secretary.




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     SECTION 6. Each stockholder entitled to vote at any meeting may vote in person or by proxy for each share of stock held by such stockholder which has voting power upon the mater in question at the time but no proxy shall be voted on after one year from its date.

     SECTION 7. All elections of directors shall be by written ballot and shall be determined by a plurality of the voting power present in person or represented by proxy and entitled to vote. All other voting need not be by written ballot, except upon demand therefor by the Board or the officer of the corporation presiding at the meeting of stockholders where the vote is to be taken. Except as otherwise provided by law, in all matters other than the election of directors, the affirmative vote of the majority of the voting power present in person or represented by proxy and entitled to vote shall be the act of the stockholders. The chairman of each meeting at which directors are to be elected shall appoint at least one inspector of election, unless such appointment shall be unanimously waived by those stockholders present or represented by proxy at the meeting and entitled to vote at the election of directors. No director or candidate for the office of director shall be appointed as such inspector. The duties of inspector at such meeting with strict impartiality and according to the best of their ability, and shall take charge of the polls and after the balloting shall make a certificate of the result of the vote taken.

     SECTION 8. Only persons who are nominated in accordance with the procedures set forth in these bylaws shall be eligible to serve as directors. Nominations of persons for election to the Board may be made at a meeting of stockholders
(a) by or at the direction of the Board or (b) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this Section 8, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 8. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation's books, of such stockholder and (ii) the class and number of shares of the corporation which are beneficially owned by such stockholder. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the corporation unless nominated in accordance with the procedure set forth in this bylaw. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding




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the foregoing provisions of this Section 8, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder with respect to the matters set forth in this Section.

     SECTION 9. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall be not more than sixty or less than ten days before the date of such meeting, or more than sixty days prior to any other action. If for any reason the Board shall not have fixed a record date for any such purpose, the record date for such purposes shall be determined as provided by law. Only those stockholders of record on the date so fixed or determined shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the corporation after any such record date so fixed or determined.

                                   ARTICLE II.

                                      BOARD

     SECTION 1. The Board shall consist of such number of directors, not less than three and not more than 13, as shall from time to time be fixed by resolution of the Board. The directors shall be divided into three classes in the manner set forth in the Certificate of Incorporation of the corporation, each class to be elected for the term set forth therein. A majority of the total number of directors shall constitute a quorum for the transaction of business and, except as otherwise provided by law or by the corporation's Certificate of Incorporation, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board. Directors need not be stockholders.

     SECTION 2. Vacancies in the Board shall be filled by a majority of the remaining directors, though less than a quorum; and in case of an increase in the number of directors, the additional directors shall be elected by a majority of the directors in office at the time of increase, though less than a quorum; and the directors so chosen shall hold office for a term as set forth in the Certificate of Incorporation of the corporation.

     SECTION 3. Meetings of the Board shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the Board or as may be specified in the notice of call of any meeting. Regular meetings of the Board shall be held at such times as may from time to time be fixed by resolution of the Board and special meetings may be held at any time upon the call of the Chairman of the Board, by oral, telegraphic or written notice, duly served on or sent or mailed to each director not less than one day before the meeting. The notice of any meeting need not specify the purpose thereof. A meeting of the Board may be held without notice immediately after the annual meeting of stockholders at the same place at which such meeting is held. Notice need not be given of regular meetings of the Board held at times fixed by resolution of the Board. Notice of any meeting need not be given to any director who shall attend such meeting in person or who shall waive notice thereof, before or after such meeting, in writing.




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     SECTION 4. The Board may, by resolution or resolutions, passed by a majority of the whole Board, designate one or more committees, each committee to consist of three or more of the Directors of the corporation which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. A majority of the members of a committee shall constitute a quorum for the transaction of its business. In the absence of disqualification of any member of any such committee or committees, but not in the case of a vacancy therein, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board, who is not an officer of the corporation or any of its subsidiaries, to act at the meeting for all purposes in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. In the event any committee is unable to resolve a matter brought before such committee by a majority vote of all of the members of the entire committee, such matter will be submitted for determination by a majority vote of the members of the entire Board. For purposes of Sections 4(a) - (c) of Article II of these bylaws, (i) "Sponsors Stockholders Agreements" means the Sponsors Stockholders Agreements, dated as of October 3, 2005, among the corporation and certain other parties thereto, and
(ii) the terms "C Holders" and "W Holders" shall have the meanings ascribed to such terms in the Sponsors Stockholders Agreements. From the date of adoption of these bylaws (the "Effective Time") until the earlier of (the "Restricted Period") (x) 24 months following the Effective Time or (y) the time when either of the C Holders (as a group) or the W Holders (as a group) cease to have representation rights on the Board pursuant to the Sponsor Stockholders Agreements, the committees established by the Board shall consist of:

          (a) an Audit and Finance Committee (the "Audit Committee") of the corporation whose responsibility shall be determined by the Board and such committee shall discharge such other responsibilities as may be from time to time assigned to it by the Board as reflected in the Audit Committee's charter. During the Restricted Period, the Audit Committee will be composed of members of the Board consisting of (i) two individuals who served on the board of directors of Dex Media, Inc. (the "Dex Board") prior to the Effective Time and (ii) two individuals who served on the Board prior to the Effective Time; provided, that all the members of the Audit Committee must satisfy the independence requirements of The New York Stock Exchange and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (collectively, the "Independence Requirements") and may not be affiliated with any W Holder or C Holder. During the Restricted Period, the Chairman of the Audit Committee will be a member of such committee chosen by a majority vote of the members of the Board after the Effective Time who satisfy the Independent Requirements. If any individual member of the Audit Committee ceases to serve on the Board during the Restricted Period, his or her successor will be appointed by the entire Board consistent with the first full sentence of this clause (a); provided, however, that, if no individual member of the Board meets the requirements of the first full sentence of this clause (a), his or her successor will be appointed by the entire Board without regard to such requirements;

          (b) a Compensation and Benefits Committee (the "Compensation Committee") of the corporation whose responsibility shall be determined by the Board and such committee shall discharge such other responsibilities as may be from time to time assigned to it




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by the Board as reflected in the Compensation Committee's charter. During the
Restricted Period, the Compensation Committee will be composed of members of the Board consisting of (i) two individuals who served on the Dex Board prior to the Effective Time and (ii) two individuals who served on the Board prior to the Effective Time; provided, that all the members of the Compensation Committee must satisfy the Independence Requirements and may not be affiliated with any W Holder or C Holder. During the Restricted Period, the Chairman of the Compensation Committee will be a member of such committee who served on the Board prior to the Effective Time. If any individual member of the Compensation Committee ceases to serve on the Board during the Restricted Period, his or her successor will be appointed by the entire Board consistent with the first full sentence of this clause (b); provided, however, that, if no individual member of the Board meets the requirements of the first full sentence of this clause (b), his or her successor will be appointed by the entire Board without regard to such requirements; and

          (c) a Corporate Governance Committee (the "Corporate Governance Committee") of the corporation whose responsibility shall be determined by the Board and such committee shall discharge such other responsibilities as may be from time to time assigned to it by the Board as reflected the Corporate Governance Committee's charter. During the Restricted Period, the Corporate Governance Committee will be composed of members of the Board consisting of (i) two individuals who served on the Dex Board prior to the Effective Time and (ii) two individuals who served on the Board prior to the Effective Time; provided, that all the members of the Corporate Governance Committee must satisfy the Independence Requirements and may not be affiliated with any W Holder or C Holder. During the Restricted Period, the Chairman of the Corporate Governance Committee will be a member of such committee who served on the Dex Board prior to the Effective Time. If any individual member of the Corporate Governance Committee ceases to serve on the Board during the Restricted Period, his or her successor will be appointed by the entire Board consistent with the first full sentence of this clause (c); provided, however, that, if no individual member of the Board meets the requirements of the first full sentence of this clause (c), his or her successor will be appointed by the entire Board without regard to such requirements.

     SECTION 5. During any time (including, without limitation, during the Restricted Period) when the Chairman of the Board is determined by the Board (a) not to satisfy the Independence Requirements and/or (b) to be affiliated with any W Holder or C Holder, the Board will appoint a Presiding Director who shall be a member of the Board who served on the Board prior to the Effective Time. If such individual ceases to serve on the Board during the Restricted Period, his or her successor will be appointed by the entire Board. The primary role and responsibilities of the Presiding Director shall be as follows:

          (a) The Presiding Director shall serve as the liaison between the independent members of the Board and non-independent members of the Board with respect to all matters of the Board. The Presiding Director will be identified publicly as the primary contact for stockholders and other constituents of the corporation who desire to interact with the independent members of the Board, recognizing that the Chairman of the Board will be identified publicly as the central point of contact for stockholders and other constituents of the corporation to interact with the Board generally.




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          (b) The Presiding Director's duties shall include:

               (i) serving as the chairperson for the executive sessions of the independent members of the Board, presiding at such executive sessions, keeping minutes of all such proceedings, setting the agenda for each executive session, working with management of the corporation to circulate any necessary preparatory materials, and, as appropriate, communicating with the Chairman of the Board and/or the Chief Executive Officer regarding such proceedings;

               (ii) consulting with the relevant chairs of committees of the Board, and participating in such committee's proceedings with respect to the recruitment of members of the Board and the annual evaluation processes of the Chief Executive Officer and the Board;

               (iii) consulting with the Chairman of the Board and the Chief Executive Officer regarding the independent directors' wishes with respect to agenda items for regularly scheduled meetings of the Board; and

               (iv) such other duties and responsibilities as may be assigned by the Board from time to time, so long as such duties and responsibilities do not abrogate, amend or otherwise modify the authority and roles and responsibilities of the Chairman of the Board as set forth below.

     SECTION 6. The Chairman of the Board shall be appointed by the Board and his primary roles and responsibilities will be as follows:

          (a) The Chairman of the Board shall be chosen from among the Directors. The Chairman of the Board shall chair all meetings of the Board and the stockholders. The Chairman of the Board may vote at any meeting of the Board on any matter called to a vote, subject to the legal, fiduciary and governance requirements applicable to all members of the Board. In consultation with the Presiding Director and the Chief Executive Officer, the Chairman of the Board shall set the agenda for meetings of the Board and the stockholders, and shall schedule such meetings to best enable the Board to perform its duties in a responsible and prompt manner, while not unduly interfering with the daily operations of the corporation. The Chairman of the Board shall consult with the Corporate Governance Committee on its recommendations to the Board for the approval of candidates for nomination or appointment to the Board and members and chairs of committees of the Board, and on other governance matters as requested by the Board.

          (b) The Chairman of the Board shall communicate with the Chief Executive Officer on behalf of the Board regarding concerns of the Board, stockholders or other constituents of the corporation. The Chairman of the Board will be identified publicly as the central point of contact for stockholders and other constituents of the corporation to interact with the Board generally. While the Presiding Director will be identified as the primary person for external constituencies to contact regarding concerns to be addressed to independent members of the Board , the Presiding Director shall discuss any such contacts and communications with the Chairman of the Board in advance of the consideration of any such matter by the Board. The Chairman of the Board and the Presiding Director shall be responsible for ensuring that the




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quality, quantity and timeliness of the flow of information between management of the corporation and the Board enables the Board to fulfill its functions and fiduciary duties in an efficient and effective manner.

          (c) The Chairman of the Board shall serve as a strategic advisor to Chief Executive Officer in the assessment and formulation of the corporation's digital and new media growth strategies and businesses. The Chairman of the Board shall otherwise represent himself on behalf of the corporation to external constituencies as may be requested by the Chief Executive Officer or the Board.

          (d) Unless otherwise expressly provided by the Board, the Chairman of the Board shall have no responsibility for, dealings with or authority with respect to, the day-to-day operations of the corporation.

          (e) During the 24 month period beginning at the Effective Time, the Chairman of the Board may only be removed by the affirmative vote of at least 75% of the members of the entire Board.

                                  ARTICLE III.

                                    OFFICERS

     SECTION 1. The Board, as soon as may be practicable after each annual meeting of the stockholders, shall elect officers of the corporation, including a President, one or more Vice Presidents, a Secretary, a Controller and a Treasurer. The Board may also from time to time appoint such other officers (including one or more Assistant Vice Presidents, and one or more Assistant Secretaries and one or more Assistant Treasurers) as it may deem proper or may delegate to any elected officer of the corporation the power so to appoint and remove any such other officers and to prescribe their respective terms of office, authorities and duties. Any Vice President may be designated Executive, Senior or Corporate, or may be given such other designation or combination of designations as the Board may determine. Any two offices may be held by the same person.

          (a) The Chief Executive Officer shall, subject to the oversight of the Board, have responsibility for the general direction of the affairs of the corporation and the general supervision of all aspects of the business of the corporation and corporate development, expansion and contraction and long-range planning of the corporation, including, without limitation, the acquisition, development and disposition of assets necessary to implement the foregoing. The Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect, and in the absence of the Chairman of the Board or in the event of his or her inability or refusal to act, shall preside at any meetings of the Board or the stockholders. The Chief Executive Officer shall have and exercise such further powers and duties as may be specifically delegated or vested in him or her from time to time by these bylaws or by the Board. The Chief Executive Officer shall possess the power to sign all certificates, contracts and other instruments which may be authorized by the Board, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the corporation. The Chief




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Executive Officer may combine his or her duties with those of any other office assigned to him or her by the Board.

          (b) The President shall, subject to the oversight of the Board, have responsibility for the active management of the business of the corporation. The President shall possess the power to sign all certificates, contracts and other instruments which may be authorized by the Board, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the corporation.

     SECTION 2. All officers of the corporation elected or appointed by the Board shall hold office until their respective successors are chosen and qualified. Any officer may be removed from office at any time either with or without cause by the affirmative vote of a majority of the members of the Board then in office, or, in the case of appointed officers, by any elected officer upon whom such power of removal shall have been conferred by the Board; provided, that during the three years following the Effective Time, the Chief Executive Officer may only be removed by the affirmative vote of at least 75% of the members of the entire Board.

     SECTION 3. Each of the officers of the corporation elected or appointed by the Board shall have powers and duties prescribed by law, by the bylaws or by the Board and, unless otherwise prescribed by the bylaws or by the Board, shall have such further powers and duties as ordinarily pertain to that office. Any officer, agent, or employee of the corporation may be required to give bond for the faithful discharge of such person's duties in such sum and with such surety or sureties as the Board may from time to time prescribe.

     SECTION 4. There shall be a Controller who shall exercise general supervision of and be responsible for the efficient operation of the Accounting Department of the corporation. The Controller shall be consulted in the preparation of the annual budget of the corporation and shall render to the Chief Executive Officer from time to time and to the Board at each of the regular meetings of the Board statements necessary to keep them informed of the earnings, expenses and condition of the corporation, and shall bring to their notice any and all matters which the Controller may deem desirable to submit to their attention for the successful conduct of the business.

                                   ARTICLE IV.

                              CERTIFICATES OF STOCK

     SECTION 1. The interest of each stockholder of the corporation shall be evidenced by a certificate or certificates for shares of stock in such form as the Board may from time to time prescribe. The shares in the stock of the corporation shall be transferable on the books of the corporation by the holder thereof in person or by such holder's attorney, upon surrender for cancellation of a certificate or certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the corporation or its agents may reasonably require.




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     SECTION 2. The certificates of stock shall be signed by such officer or officers as may be permitted by law to sign (except that where any such certificate is countersigned by a transfer agent other than the corporation or its employee, or by a registrar other than the corporation or its employee, the signatures of any such officer or officers may be facsimiles), and shall be countersigned and registered in such manner, all as the Board may by resolution prescribe. In case any officer or officers who shall have signed or whose facsimile signature or signatures shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been issued by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer or officers of the corporation.

     SECTION 3. No certificate for shares of stock in the corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of such loss, theft or destruction and upon delivery to the corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board in its discretion may require.

                                   ARTICLE V.

                                 CORPORATE BOOKS

     The books of the corporation may be kept outside of the State of Delaware at such place or places as the Board may from time to time determine.

                                   ARTICLE VI.

                          CHECKS, NOTES, PROXIES, ETC.

     All checks and drafts on the corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be thereunto authorized from time to time by the Board. Proxies to vote and consents with respect to securities of other corporations owned by or standing in the name of the corporation may be executed and delivered from time to time on behalf of the corporation by the Chairman of the Board, the President, or by such officers as the Board may from time to time determine.

                                  ARTICLE VII.

                                  FISCAL YEAR.

     The fiscal year of the corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December following.




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                                  ARTICLE VIII.

                                 CORPORATE SEAL

     The corporate seal shall have inscribed thereon the name of the corporation. In lieu of the corporate seal, when so authorized by the Board or a duly empowered committee thereof, a facsimile thereof may be impressed or affixed or reproduced.

                                   ARTICLE IX.

                                     OFFICES

     The corporation and the stockholders and the directors may have offices outside of the State of Delaware at such places as shall be determined form time to time by the Board.

                                   ARTICLE X.

                                   AMENDMENTS

     Subject to any limitations that may be imposed by the stockholders, the Board may make the bylaws and from time to time may alter, amend or repeal any bylaws, but any bylaws made by the Board or the stockholders may be altered, amended or repealed by the stockholders at any annual meeting or at any special meeting; provided, that notice of such proposed alteration, amendment or repeal is included in the notice of such meeting. Notwithstanding the preceding sentence, the following provisions may only be amended by a vote of at least 80% of the members of the entire Board: (a) during the Restricted Period, the first sentence of Section 1 of Article II and (b) at any time, Sections 4, 5 and 6 of
Article II and Section 1(a) of Article III of the bylaws.